SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C.  20549


                            FORM 8-K


                         CURRENT REPORT

             Pursuant to Section 13 or 15(d) of the
                 Securities Exchange Act of 1934

                       ___________________


Date of Report (Date of earliest event reported) February 5, 1997

                   BIOCONTROL TECHNOLOGY, INC.
     (Exact name of registrant as specified in its charter)



        Pennsylvania                 0-10822              25-1229323
(State of other jurisdiction  (Commission File Number) (IRS Employer
     of incorporation)                               Identification No.)


      300 Indian Springs Road, Indiana, Pennsylvania 15701
    (Address of principal executive offices)       (Zip Code)


Registrant's telephone number, including area code (412) 349-1811



_________________________________________________________________
                 (Former name or former address,
                  if changes since last report.)



Item 1.   Change in Control of Registrant.
          Not applicable.

Item 2.   Acquisition or Disposition of Assets.
          Not applicable.

Item 3.   Bankruptcy or Receivership.
          Not applicable.

Item 4.   Changes in Registrant's Certifying Accountant
          Not applicable.

Item 5.   Other Events.
          On February 5, 1997, Biocontrol Technology, Inc. (NASDAQ:BICO) announced that it's subsidiary, IDT, Inc., in conjunction with HemoCleanse, Inc. of West Lafayette, IN, has received FDA approval to conduct a feasibility study under an Investigational Device Exemption utilizing the BioLogic-HT System for extracorporeal whole-body hyperthermia treatment of patients with metastatic non-small cell lung cancer. The study will be conducted at the University of Texas Medical Branch at Galveston.

Item 6.   Resignation of Registrant's Directors.
          Not Applicable

Item 7. Financial Statement, Pro Forma Financial Information and Exhibits.

          (a)  Financial Statements and Businesses Acquired - Not
Applicable.

          (b)  Pro Forma Financial Information - Not Applicable.

          (c)  Exhibits-Press Release


                           SIGNATURES

      Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   BIOCONTROL TECHNOLOGY, INC.


                                   by /s/  Fred E. Cooper
                                           Fred E. Cooper, CEO
DATED: February 3, 1997

BICO
                                       BIOCONTROL TECHNOLOGY, INC
                            2275 Swallow Hill Road, Building 2500
                                            Pittsburgh, PA  15220


Press Release

Release:  Immediate

For More Information, Call:

Investors                                       Media
Diane McQuaide
Susan Taylor
1.412.429.0673  phone
1.412.279.9455 phone
1.412.279.9690  fax
1.412.279.9447 fax


                   BIOCONTROL SUBSIDIARY, IDT,
             RECEIVES FDA APPROVAL FOR CANCER STUDY

      Pittsburgh, PA - February 5, 1997 - Biocontrol Technology, Inc. (Nasdaq:BICO) announced today that its subsidiary, IDT, Inc., in conjunction with HemoCleanse, Inc. of West Lafayette, IN, has received Food and Drug Administration (FDA) approval to conduct a feasibility study under an Investigational Device
Exemption (IDE) utilizing the BioLogic-HT System for extracorporeal whole-body hyperthermia (WBH) treatment of patients with metastatic non-small cell lung cancer.
      This is the first such study ever approved by the FDA and will be conducted at the University of Texas Medical Branch at Galveston.
      Non-small cell lung carcinoma is cited as a major cause of cancer morbidity and mortality in the United States. At diagnosis, the majority of these patients have detectable metastatic disease and less than half of them with operable disease will remain free of disease following initial surgery or radiotherapy. With current treatment modalities, including radiation therapy, chemotherapy, and surgery, only limited relief from the disease is realized and patient survival extends to only approximately 15 months beyond treatment.
      Cancer is the second indication for which the FDA has given approval to conduct studies utilizing the BioLogic-HT System. Thus far, the System has been involved in three studies of whole-body extracorporeal hyperthermia treatment of HIV, and approval was recently granted to conduct a fourth HIV study.
      The BioLogic-HT System consists of the BioLogic-HT, the BioLogic-HTA, and the disposables kit, which can also be used separately with each unit. Use of the System has made whole-body hyperthermia safe as the body's chemistries are monitored and balanced on a real-time basis.
      All of the studies conducted thus far have been for whole-body treatment and have used the entire system, but IDT is now investigating the possibility of utilizing only the HTA for regional hyperthermia in the treatment of cancer. European oncologists have shown sincere interest in regional and whole-body hyperthermia, both alone and in combination with chemotherapy and radiation for treatment of different types of cancer. IDT has participated as an exhibitor in overseas conferences and plans to continue exhibiting at upcoming conferences such as the Second International Gastric Cancer Congress to be held in Munich, Germany.
      Biocontrol Technology, Inc. has its corporate offices in Pittsburgh, PA and is involved in the development and manufacture of biomedical devices and environmental products. IDT, Inc., a wholly-owned subsidiary of Biocontrol also located in Pittsburgh, PA, develops the hyperthermia treatment procedure and holds exclusive worldwide marketing rights to the BioLogic-HT System and related disposables.